EXHIBIT 10.18.2

Execution Counterpart

AMENDMENT NO. 2

     AMENDMENT NO. 2 dated as of June 27, 2002 among CAPITAL ONE FINANCIAL CORPORATION, a corporation organized under the laws of the State of Delaware (“COFC”); CAPITAL ONE BANK, a bank organized under the laws of the Commonwealth of Virginia (“COB”); CAPITAL ONE, F.S.B., a Federal savings bank organized under the laws of the United States of America (“FSB”; each of COFC, COB and FSB is herein referred to as a “Borrower” and, collectively, as the “Borrowers”); and JPMORGAN CHASE BANK (successor to The Chase Manhattan Bank), as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

     The Borrowers, the Lenders party thereto and the Administrative Agent are party to a Second Amended and Restated Credit Agreement dated as of May 25, 1999 (as amended by Amendment No. 1 dated as of December 21, 1999 and as otherwise modified and supplemented and in effect on the date hereof, the “Credit Agreement”). The Borrowers have requested that the Lenders agree to amend the Credit Agreement as hereinafter provided. The Majority Lenders have consented to such amendments on and subject to the terms and conditions hereof. Accordingly, the Borrowers and the Administrative Agent, acting on behalf of the Majority Lenders, agree as follows:

     Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

     Section 2. Amendments. Subject to Section 4, the Credit Agreement shall be amended as of the Effective Date as follows:

2.1. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.2. A new definition of “Mandatorily Convertible Securities” shall be added to Section 1.01 of the Credit Agreement to read in its entirety as follows:

“Mandatorily Convertible Securities” shall mean the Upper DECS securities issued by COFC on April 23, 2002 pursuant to the Senior Indenture dated as of November 1, 1996, as supplemented by the First Supplemental Indenture, dated as of April 23, 2002, each by and between COFC and BNY Midwest Trust Company, and other securities hereafter issued providing for conversion thereof on substantially the same terms and conditions as such Upper DECS securities.

2.3. The definition of “Net Worth” in Section 1.01 of the Credit Agreement shall be amended to read in its entirety as follows:

“Net Worth” shall mean, on any date, the consolidated stockholders’ equity of COFC and its consolidated Subsidiaries plus an amount equal to 80% of the face amount of any Mandatorily Convertible securities issued by COFC, all determined as of such date on a consolidated basis without duplication in accordance with GAAP.

2.4. The definition of “Tangible Net Worth” in Section 1.01 of the Credit Agreement shall be amended to read in its entirety as follows:

“Tangible Net Worth” shall mean, on any date and with respect to any Borrower, the consolidated stockholders’ equity of such Borrower and its consolidated Subsidiaries (provided, that the consolidated stockholders’ equity of COFC shall include an amount equal to 80% of the face amount of any Mandatorily Convertible Securities issued by it so long as such Mandatorily Convertible Securities do not, at any time, comprise more than 25% of the Tangible Net Worth of COFC) less Intangibles of such Borrower and its consolidated Subsidiaries, all determined as of such date on a consolidated basis without duplication in accordance with GAAP.

2.5. Section 8.07 of the Credit Agreement shall be amended as follows:

(a) Subsection (d) thereof (relating to Tangible Net Worth of COFC) shall be amended by changing the figure “$875,000,000” in the second line thereof to the figure “$2,400,000,000”.

(b) Subsection (f) thereof (relating to the Tier 1 Leverage Ratio) shall be amended by changing the figure “4.0%” in the second line thereof to the figure “5.0%”.

(c) Subsection (g) thereof (relating to the Tier 1 Capital to Risk Adjusted Assets Ratio) shall be amended by changing the figure “5.0%” in the second line thereof to the figure “6.0%”.

(d) Subsection (h) thereof (relating to the Total Capital to Risk Adjusted Assets Ratio) shall be amended by changing the figure “8.0%” in the second line thereof to the figure “10.0%”.

(e) Subsection (i) thereof (relating to Tangible Net Worth of COB and FSB) shall be amended by changing the figure “$550,000,000” in the second line thereof to the figure “$1,400,000,000” and by changing the figure “$100,000,000” in the third line thereof to the figure “$500,000,000”.

2.6. Section 8.8 of the Credit Agreement (relating to Regulatory Capital) shall be amended by changing the word “adequately” in the third line thereof to the word “well”.

     Section 3. Representations and Warranties. Each Borrower represents and warrants to the Administrative Agent and the Lenders that (i) the representations and warranties made by such Borrower in Section 7 of the Credit Agreement are true and complete on and as of the Effective Date with the same force and effect as if made on and as of the Effective Date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date) and as if each reference in said Section 7 to “this Agreement” included reference to this Amendment No. 2 and (ii) no Default has occurred and is continuing.

     Section 4. Effectiveness. As provided in Section 2 of this Agreement, the amendments to the Credit Agreement set forth in said Section 2 shall become effective on the date (the “Effective Date”) on which the Administrative Agent notifies the Borrowers and the Lenders that it has received the following documents or items, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent:

     (a)  Counterparts of this Amendment No. 2 executed by the Borrowers; and

     (b)  An opinion, dated the Effective Date, of Frank R. Borchert, III, counsel to the Borrowers, substantially in the form of Exhibit A hereto and covering such other matters as the Administrative Agent may reasonably request (and the Borrowers hereby instruct such counsel to deliver such opinion to the Lenders and the Administrative Agent).

     Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS

CAPITAL ONE FINANCIAL CORPORATION

By Name: Stephen Linehan Title: Vice President, Corporate Treasury And Assistant Treasurer

CAPITAL ONE BANK

By Name: Stephen Linehan Title: Vice President, Corporate Treasury And Assistant Treasurer

CAPITAL ONE, F.S.B.

By Name: Stephen Linehan Title: Vice President, Corporate Treasury And Assistant Treasurer

ADMINISTRATIVE AGENT

JPMORGAN CHASE BANK (as successor to The Chase Manhattan Bank), as Administrative Agent

By Name:
Title: